Neoleukin Therapeutics to Host Second Quarter 2022 Financial Results Conference Call and Webcast on August 9, 2022

SEATTLE, Washington, July 27, 2022 – Neoleukin Therapeutics, Inc., "Neoleukin” (NASDAQ:NLTX), today announced it will report second quarter 2022 financial results on Tuesday, August 9, 2022 after the close of financial markets and then host a conference call and live audio webcast to discuss these results and provide a corporate update. Details of the event are as follows:
Date: Tuesday, August 9, 2022
Time: 1:30 p.m. Pacific / 4:30 p.m. Eastern
Toll-free: (800) 715-9871
Conference ID: 4116795
Webcast URL: http://investor.neoleukin.com/events
The archived audio webcast will be available on the Investor Relations section of the Neoleukin website approximately two hours after the event and will be available for replay for at least 30 days after the event.
About Neoleukin Therapeutics, Inc.
Neoleukin is a biopharmaceutical company creating next generation immunotherapies for cancer, inflammation and autoimmunity using de novo protein design technology. Neoleukin uses sophisticated computational methods to design proteins that demonstrate specific pharmaceutical properties that provide potentially superior therapeutic benefit over native proteins. Neoleukin’s lead product candidate, NL-201, is a combined IL-2 and IL-15 agonist designed to improve tolerability and activity by eliminating the alpha receptor binding interface. For more information, please visit the Neoleukin website: www.neoleukin.com.

Contacts:

Media
Julie Rathbun
206-769-9219
jrathbun@neoleukin.com

Investors
Solebury Trout
Alexandra Roy
617-221-9197
aroy@soleburytrout.com